POWER OF ATTORNEY

	Know all by these presents, that the undersigned hereby constitutes and appoints Sherri R. Billings, Jeri Pritchett and
Brenda Jackson, and each of them, jointly and severally, the undersigned's true and lawful attorneys-in-fact to:

	(1)	execute for and on behalf of the undersigned, in the
undersigned's capacity as an officer of Bear State Financial, Inc. (the "Company"), Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules thereunder (the "Exchange Act");

	(2)	do and perform any and all acts for and on behalf of the
undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5, or any amendment or amendments thereto, and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority;
and

	(3)	take any other action of any type whatsoever in connection
with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, and in the best interest of, or legally required by, the undersigned.

	The undersigned hereby grants to such attorneys-in-fact, and each of them, full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorneys-in-fact, or any of them, or their substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with
Section 16 of the Exchange Act.

	This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 20th day of January, 2017.


Yurik Iver Paroubek			Yurik Iver Paroubek
Typed or Printed Name			Signature




       On the this 20th day of January, 2017, before me personally came Yurik Iver Paroubek, to me known to be the person described in and who executed the foregoing instrument, and acknowledged that he executed the same.

	WITNESS my hand and official seal.


						Katy O. Donovan
						Notary Public

[NOTARIAL SEAL]

My commission expires:

7-11-23



4821-0409-9389.1

4821-0409-9389.1